EXHIBIT 4.4


                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT
                                ----------------


     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment"), dated as of December 26, 2002, among TRANSOCEAN INC. (formerly known as Transocean Sedco Forex Inc.), a Cayman Islands company (the "Borrower"), the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), SUNTRUST BANK (formerly known as SunTrust Bank, Atlanta), a Georgia banking corporation ("STB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), ROYAL BANK OF CANADA, a bank chartered under the laws of Canada, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., a U.S. national banking association, as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), and BANK ONE, NA (Main Office Chicago), a U.S. national banking association, and BNP PARIBAS, a bank chartered under the laws of France, as senior managing agents for the Lenders (in such capacity, each a "Senior Managing Agent" and collectively, the "Senior Managing Agents").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent, and the Senior Managing Agents are parties to a certain Credit Agreement dated as of December 16, 1999, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 27, 2001 (the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects as set forth herein;

     WHEREAS, Lenders constituting the "Required Lenders" for purposes of the Credit Agreement are willing to make such amendments on the terms and subject to the conditions and requirements herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Defined  Terms.  Unless  otherwise  expressly defined herein, capitalized
       --------------
terms used in this Amendment that are defined in the Credit Agreement are used herein with the respective meanings assigned to such capitalized terms in the Credit Agreement.

2.     Amendment  to  Section  1.1  ("Definitions").
       --------------------------------------------

     (a) Section 1.1 of the Credit Agreement is hereby amended by deleting in its entirety the defined terms "Consolidated Indebtedness", "Indebtedness" and "SPV" and their


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accompanying  definitions,  and  substituting  in  lieu  thereof  in appropriate alphabetical  order  the  following  defined terms and accompanying definitions:

          "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

          "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Interest Rate Protection Agreements and Currency Rate Protection Agreements, and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt and any Indebtedness attributable to the mark-to-market treatment of obligations of the type described in clause (vi) in the definition of Indebtedness and any actual fair value adjustment arising from any Interest Rate Protection Agreements and Currency Rate Protection Agreements that have been cancelled or otherwise terminated before their scheduled expiration, in each case in respect of Interest Rate Protection Agreements and Currency Rate Protection Agreements entered into in the ordinary course of business and not for investment or speculative purposes. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

          "SPV" means any Person that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary (other than a Subsidiary of SIW Newco) that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower's Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, all determined in accordance


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     with  GAAP, but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries) during the most recently completed fiscal year of the Borrower in excess of the greater of
     (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items) for the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Borrower. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty
     (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions of "Currency Rate Protection Agreement" and "SIW Newco" in appropriate alphabetical order:

               "Currency Rate Protection Agreement" shall mean any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

               "SIW Newco" means the Subsidiary of the Borrower organized to hold, together with any Subsidiaries of such Subsidiary, all or substantially all of the assets of the shallow and inland water business segment of the Borrower and its Subsidiaries (including the jackup rig and drilling barge operations in the U.S. Gulf of Mexico and the drilling operations in Trinidad and Venezuela), at such time as there have been issued and are outstanding publicly traded shares of any such Subsidiary.

3.     Amendment  to  Section  6.6  ("Financial Reports and Other Information").
Section 6.6 of the Credit Agreement is hereby amended by deleting subsection (e) of such Section in its entirety and substituting the following subsection (e) in lieu thereof:

     (e) Notices of Default, Litigation, Etc. The Borrower will promptly, and in
         -----------------------------------
     any event within five (5) Days, after an officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is likely to result in a breach of, Sections 6.17 or 6.18; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Borrower, any Subsidiary or any SPV in an amount which, in the aggregate, exceeds $50,000,000, where such notice states or claims the


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     existence  or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.


4. Amendment to Section 6.11 ("Indebtedness"). Section 6.11 of the Credit Agreement is hereby amended by deleting subsection (d) of such Section in its entirety and substituting the following subsection (d) in lieu thereof:

     (d) Indebtedness under any Interest Rate Protection Agreements and any Currency Rate Protection Agreements;

5. Amendment to Section 7.1 ("Events of Default and Remedies"). Section 7.1 of the Credit Agreement is hereby amended by deleting subsection (i) of such
Section in its entirety and substituting the following subsection (i) in lieu thereof:

     (i) (x) the Borrower or any Subsidiary of the Borrower fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $50,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to result in liabilities in excess of $50,000,000; or

6.     Representations  and Warranties.  The Borrower represents and warrants to
       -------------------------------
the  Lenders  as  follows:

     (a) All representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (b) No Default or Event of Default has occurred and is continuing on the date hereof;

     (c) Since the date of the most recent consolidated financial statements of the Borrower submitted to the Lenders pursuant to Section 6.6 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect;


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     (d)     The Borrower has the corporate power and authority to make, deliver and perform this Amendment and has taken any and all necessary corporate action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability against the Borrower, of this Amendment, other than such consents, authorizations or filings which have been made or obtained; and

     (e) This Amendment has been duly executed and delivered by the Borrower and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

7.     Effectiveness  of  Amendment.  This Amendment shall become effective upon
       ----------------------------
(i) the execution and delivery to the Administrative Agent of counterparts hereof (whether originals or facsimile transmissions thereof) on behalf of the Borrower and those Lenders constituting the Required Lenders for purposes of the Credit Agreement, and (ii) payment by the Borrower of all costs and expenses of the Administrative Agent (including reasonable fees and expenses of its counsel) incurred in respect of the preparation and execution of this Amendment.

8.     References  to  Credit  Agreement.  On  and after the date this Amendment
       ---------------------------------
becomes effective as provided in paragraph 7 above, each and every reference in the Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment. The Borrower further confirms and agrees that (i) except as expressly amended herein, the Credit Agreement remains in full force and effect in accordance with its terms, and
(ii) all other Credit Documents remain in full force and effect in accordance with their respective terms.

9.     Counterparts.  This  Amendment  may  be  executed  in  any  number  of
       ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.     Miscellaneous.  This  Amendment  and  the  rights and obligations of the
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parties  hereunder  shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. This Amendment shall be binding on and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.


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          IN  WITNESS  WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.



                              BORROWER:
                              --------

                              TRANSOCEAN  INC.
                              (FORMERLY TRANSOCEAN SEDCO FOREX INC.), a Cayman Islands Company


                              By:
                                    -----------------------------------
                              Name:
                              Title:


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

                              SUNTRUST  BANK
                              (FORMERLY  SUNTRUST  BANK,  ATLANTA)
                              As  Administrative  Agent  and  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

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                              RBC  FINANCE  B.V.,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              BANK  OF  AMERICA,  N.A.,
                              As  Documentation  Agent  and  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

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                              BANK  ONE,  N.A.
                              (MAIN  OFFICE  CHICAGO),
                              As  Senior  Managing  Agent  and  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              BNP  PARIBAS,
                              As  Senior  Managing  Agent  and  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              THE  BANK  OF  NEW  YORK,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              DEN  NORSKE  BANK  ASA,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              THE  ROYAL  BANK  OF  SCOTLAND  PLC,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:  Scott  Barton
                              Title: Senior  Vice  President


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
                              WELLS  FARGO  BANK  TEXAS,
                              NATIONAL  ASSOCIATION,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              THE  BANK  OF  TOKYO-MITSUBISHI,  LTD.
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              NEDSHIP  BANK  (AMERICA),  N.V.,
                              As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              WESTDEUTSCHE  LANDESBANK
                              GIROZENTRALE,  As  Lender


                              By:
                                    -----------------------------------
                              Name:
                              Title:

                              By:
                                    -----------------------------------
                              Name:
                              Title:


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